EXHIBIT 10.1

THIRD AMENDMENT TO OFFICE BUILDING LEASE

THIS THIRD AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is made and entered into this 6th day of August, 2012, by and between VERIZON BUSINESS NETWORK SERVICES, a Delaware corporation (hereinafter referred to as “Landlord”) and AMERICAN TELECONFERENCING SERVICES, LTD., DBA PREMIERE GLOBAL SERVICES (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant entered into that certain Office Building Lease, dated as of November 12, 2009 (the "Original Lease"), as amended by that certain First Amendment to Office Building Lease dated January 14, 2010 and that certain Second Amendment to Office Building Lease dated November 30, 2010 (the "Second Amendment") (collectively, the “Lease”);

WHEREAS, pursuant to the Lease, Tenant leases from Landlord 87,731 square feet of space (the "Premises") in Building F (the "Building") of the property located at 2424 Garden of the Gods Road, Colorado Springs, Colorado (the "Project"); and

WHEREAS, Landlord and Tenant desire to make those certain modifications to the Lease as set forth herein;

NOW, THEREFORE, for and in consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto for themselves and their successors and assigns do hereby agree as follows:

1. HVAC. Landlord and Tenant acknowledge and agree that Landlord has approved Tenant's proposed addition of supplemental HVAC units on the roof of the Building (the "Supplemental HVAC") in the location shown on Exhibit "H" attached hereto and made a part hereof, to support the Premises in accordance with Paragraph 13.3 of the Original Lease, subject to Tenant obtaining all required governmental approvals and to compliance of the work with all existing roof warranties. The size, weight and design of the Supplemental HVAC approved by Landlord is described in Exhibit "H." Until Tenant installs the Supplemental HVAC, Tenant shall have the right to use the existing HVAC servicing the Premises (the "Existing HVAC") during the After Hours as provided in the Lease, subject to Tenant's payment of the Standard Charges. Upon the completion of Tenant's installation of the Supplemental HVAC, Tenant shall use the Supplemental HVAC instead of the Existing HVAC during the After Hours in accordance with Paragraph 13.3 of the Original Lease. However, Tenant shall have the right, from time to time, to use the Existing HVAC during the After Hours pursuant to the terms of the Original Lease in order to provide periodic back-up to the Supplemental HVAC.

2. Use of Internal Corridor. Subject to Paragraph 11.8 of the Lease and as otherwise provided in the Lease, Tenant shall have the right to use the internal corridor that is part of the Common Areas of the Project for access from the Building through Building D of the Project to the cafeteria located in Building D (the "Cafeteria") for so long as Landlord owns the Project. In the event (a) Landlord sells or transfers its interest in the Building or Building D to a non-affiliate party, (b) the Building and Building D are owned by parties that are not affiliated with one another, and (c) the successor owner determines to discontinue the use of the internal corridor from the Building through Building D to the Cafeteria for all tenants outside of Building D, the successor owner shall have the right to modify the configuration of the Common Areas or the use of the Common Areas in a way that would prevent Tenant from using such internal corridor for access from the Building through Building D to the Cafeteria.

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3. Common Area Work. Landlord shall, within one hundred and twenty (120) days of the execution of this Amendment, designate and install new automatic door hardware and card access for handicap access to the Building D/F lobby. Additionally, Landlord agrees to repair or replace, as and if needed, any non-functioning parking lot bulbs on a monthly basis. The cost of all of the work and repairs set forth in this Section 3 shall, subject to the terms of the Lease, be included in Operating Expenses and, subject to the terms of the Lease, Tenant will pay Tenant’s Share of such costs as a part of Operating Expenses.

4. Window Cleaning. Landlord shall schedule window cleaning service during April and September of each year during the Term. The cost of such window cleaning service shall be included in Operating Expenses.

5. Pest Control. Landlord and Tenant acknowledge and agree that Landlord currently provides pest control service for all Common Areas. Within three (3) business days after receipt of Tenant's request (which request may be by email to Landlord’s designated property manager, by work order entry into the Building’s work order system to which Tenant has access or by written notice pursuant to the terms of the Lease), Landlord shall provide any needed pest control service within the Premises as determined by Landlord in its sole discretion. The cost of such pest control service shall be included in Operating Expenses.

6. Snow Removal. Landlord shall commence salting sidewalks and walkways of the Common Areas no later than when snow or ice reaches the one inch (1”) level, shall commence snow removal from the parking lots and walkways of the Common Areas any time during the Term no later than when the snowfall initially reaches the three inch (3'') level, and subsequently thereafter no later than when the snowfall again reaches the three inch (3'') level. Subject to the terms of the Lease, the cost of such salting and snow removal service shall be included in Operating Expenses and, subject to the terms of the Lease, Tenant will pay Tenant’s Share of such costs as a part of Operating Expenses. This paragraph shall not be construed as imposing any obligation on Tenant for controlling, maintaining or supervising the Common Areas. Nothing in this Section 6 shall modify the terms of the Lease that provide that Landlord is in control of the maintenance and supervision of the Common Areas.

7. Notice for Building Manager and Tenant. The mailing address for the Building manager in Paragraph 8 of the Second Amendment is hereby deleted and replaced with the following:

Nancy Zimmerman-Boord

Manager-Real Estate Ops

1313 N. Atlantic St, Ste 4600

Spokane, WA 99201

Telephone: 503-969-4168

Tenant’s Mailing Address in Section 2(f) of the Original Lease is hereby deleted and replaced with the following:

American Teleconferencing Services, Ltd.

d/b/a Premiere Global Services

3280 Peachtree Road, NW, Suite 1000

Atlanta, GA 30305

Attn: Director of Corporate Real Estate

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8. Security.

(a) Effective April 1, 2012, physical security will be present at both the Building D and D/F lobbies, twenty four hours a day, seven days a week. Tenant shall be responsible for its pro-rata share of the reasonable, actual costs of such security (less Landlord’s share of such security costs as provided below). Landlord, at Landlord’s sole cost, shall be responsible for the cost of one security guard in the Building D lobby and one security guard in the Building D/F lobby during the core business park hours (i.e. 45 hours a week per lobby) for a total of ninety (90) hours per week. Tenant’s pro-rata share of such security costs shall be determined by multiplying the reasonable, actual costs of such security by a fraction the numerator of which is the Rentable Area of the Premises in Building D and F and the denominator of which is the Rentable Area of all space leased to tenants or used by Landlord within Buildings D and F. Currently, such fraction is 63.6% (i.e., 87,731/137,921).

(b) Additionally, effective April 1, 2012, physical security shall patrol the exterior northeastern parking lots between the hours of 5:00 pm – 5:00 am Mountain Standard Time, Sunday – Saturday. Tenant shall be responsible for its pro-rata share of the reasonable, actual costs of the security described in this subsection (b). Notwithstanding the foregoing, Landlord reserves the right to adjust patrol hours as necessary. Tenant’s pro-rata share of such security costs shall be determined by multiplying the reasonable, actual costs of such security by a fraction the numerator of which is the Rentable Area of the Premises in Building D and F and the denominator of which is the Rentable Area of all space leased to tenants within Buildings D and F. Currently, such fraction is 63.6% (i.e., 87,731/137,921).

(c) Landlord shall promptly bill Tenant following Landlord’s receipt of any invoice from the company providing the security services. Tenant shall pay its share of the cost, as provided above, within thirty (30) days of its receipt of the invoice from Landlord.

9. Rules and Regulations. Revised Exhibit “D” attached hereto shall replace Exhibit “D” attached to the Lease, and all references to Exhibit “D” shall be deemed references to the Revised Exhibit “D.”

10. Miscellaneous. Landlord and Tenant hereby ratify and affirm the Lease, except as amended hereby. The Lease, as amended hereby, constitutes the entire agreement of Landlord and Tenant with respect to the subject matter herein. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease. This Amendment may be executed in several counterparts, each of which when so executed and delivered shall be an original, but such counterparts shall together constitute one and the same Amendment. This Amendment may be executed by each party upon a separate copy, and one or more execution pages may be detached from one copy of this Amendment and attached to another copy in order to form one or more counterparts. Signature pages exchanged by facsimile shall be fully binding.

[Signature Page Follows]

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IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be executed as of the date and year first above written.

LANDLORD: VERIZON BUSINESS NETWORK SERVICES, a Delaware corporation By: /s/ Windolph A. Wallace Title: Real Estate Manager
TENANT: AMERICAN TELECONFERENCING SERVICES, LTD., dba Premiere Global Services By: /s/ Douglas Noe Title: SVP, Corporate Controller & Treasurer
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